SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 19, 2000
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                             FORT JAMES CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Virginia
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                 (State or other jurisdiction of incorporation)



                     1-7911                       54-0848173
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          (Commission File Number)      (IRS Employer Identification Number)



               1650 Lake Cook Road, Deerfield, Illinois 60015-4753
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          (Address of principal executive offices, including zip code)



        Registrant's telephone number, including area code: (847) 317-5000
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


Item 5. Other Events.

On October 19, 2000, Fort James Corporation issued a press release announcing that its Board of Directors had declared a fourth quarter dividend of $0.15 per share of Fort James common stock, payable on December 29, 2000 to holders of record on December 15, 2000. A copy of the press release is attached as Exhibit
99.1 and incorporated herein by reference.

Holders of Fort James common stock will only receive such dividend to the extent that they continue to be holders of record of Fort James common stock on the record date. Accordingly, a Fort James shareholder will NOT receive any such dividend on such holder's shares of Fort James common stock if:

o such Fort James shareholder tenders his shares of Fort James common stock pursuant to Georgia-Pacific's exchange offer, dated October 13, 2000, and such exchange offer is consummated prior to the record date, or

o the merger between Fenres Acquisition Corp., the purchaser in Georgia-Pacific's exchange offer and a wholly owned subsidiary of Georgia-Pacific, with Fort James is consummated prior to the record date.

Georgia-Pacific's exchange offer is scheduled to expire on November 9, 2000; however, Georgia-Pacific intends to extend its offer from time to time as necessary until the earlier of (1) the date on which all the conditions to the offer have been satisfied or waived and (2) February 28, 2000. Georgia-Pacific and Fort James expect to complete the merger shortly following completion of the offer. If the offer is consummated as initially scheduled, Fort James shareholders who tender all of their shares pursuant to the offer will not be holders of record of Fort James common stock as of the record date, and therefore will not receive any dividend.

Item 7.  Financial Statements and Exhibits

(c)      99.1    Press release of Fort James Corporation, dated October 19,2000.

                                   SIGNATURES
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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             FORT JAMES CORPORATION



                             By: /s/ Clifford A. Cutchins, IV
                                -----------------------------
                                     Clifford A. Cutchins, IV
                                     Senior Vice President, General Counsel and
                                     Corporate Secretary



Date:  October 19, 2000